SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 20, 2000

                               STEVEN MADDEN, LTD.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    DELAWARE                    0-23702                       13-3588231
--------------------------------------------------------------------------------
 (STATE OR OTHER              (COMMISSION                    (IRS EMPLOYER
 JURISDICTION OF              FILE NUMBER)                 IDENTIFICATION NO.)
 FORMATION)

             52-16 BARNETT AVENUE, LONG ISLAND CITY, NEW YORK   11104
--------------------------------------------------------------------------------
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (718) 446-1800

          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

          -------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

         On June 20, 2000, Steven Madden, the Registrant's former Chairman and current Chief Executive Officer, was indicted in the Southern District and Eastern District of New York. The indictments allege that Mr. Madden engaged in securities fraud and money laundering activities. In addition, the Securities and Exchange Commission (the "SEC") filed a complaint in the United States District Court for the Eastern District of New York alleging that Mr. Madden violated Section 17(a) of the Securities Act of 1933, as amended, and Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Neither the indictments nor the SEC complaint alleges any wrongdoing by the Registrant or its other officers and directors. Mr. Madden has denied any improper conduct and has advised the Registrant that he will vigorously defend himself against any and all charges.

         On June 21, 2000, a class action lawsuit was filed in United States District Court for the Eastern District of New York against the Registrant, Steven Madden, Rhonda Brown, a director and the President and Chief Operating Officer of the Registrant, and Arvind Dharia, a director and the Chief Financial Officer of the Registrant, seeking remedies under the Exchange Act. Several other similar actions have been filed against the Registrant.

         On June 21, 2000, Steven Madden temporarily resigned as Chairman of the Board of Directors and the Registrant appointed Charles Koppelman as acting Chairman of the Board. Mr. Koppelman has been a director of the Registrant since June 1998. Mr. Madden continues to serve as the Registrant's Chief Executive Officer.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  1.  Press Release of the Registrant dated June 20, 2000.

                  2.  Press Release of the Registrant dated June 21, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                            STEVEN MADDEN, LTD.



                                            By: /s/ STEVEN MADDEN
                                               ---------------------------------
                                                    Steven Madden
                                                    Chief Executive Officer

Dated:  June 28, 2000

                                       3